EXHIBIT 3.7
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                                 RESTATED BYLAWS
                                       OF
                            EVERGREEN MOBILE COMPANY

                                   ARTICLE 1.
                                  SHAREHOLDERS

         1.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held the first Thursday of June in each year, for the purposes of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding, business day. The Board of Directors of the corporation (the "Board") may change the date of the annual meeting for any year, provided that proper notice of such change is given to all of the shareholders in accordance with Section 1.4 below. The failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action.

         1.2 SPECIAL MEETINGS. Unless otherwise provided by law, special meetings of the shareholders may be called by the President, by the Board, or by the holders of not less than one-tenth of all of the outstanding shares of the corporation entitled to vote on any issue proposed to be considered at the meeting.

         1.3 PLACE OF MEETING. All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Washington as may be designated by the Board, pursuant to proper notice.

         1.4 NOTICE OF MEETING. Written notice of each meeting of shareholders shall be delivered to each shareholder entitled to vote at the meeting, stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given no fewer than ten nor more than 60 days before the meeting date, except that notice of a shareholders meeting to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to RCW 23B.12.020, or the dissolution of the corporation shall be given no fewer than twenty nor more than 60 days before the meeting date. Notice may be transmitted by mail, private carrier, or personal delivery; or by telegraph or teletype; or by telephone, wire, or wireless equipment which transmits a facsimile of the notice. Notice shall be effective (a) if mailed, when deposited in the U.S. mail, with first-class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current shareholder records, (b) if transmitted by private carrier, upon the day delivery is guaranteed by the carrier, (c) if personally delivered, upon delivery, and (d) in all other cases, when dispatched.

         1.5 WAIVER OF NOTICE. A shareholder may waive any notice required to be given by these Bylaws, or the Articles of Incorporation of this corporation, or any of the corporate laws of the State of Washington, before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following three methods: (a) in writing, signed by the shareholder entitled to the notice and delivered to the

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corporation for inclusion in the corporate records; (b) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to the holding of the meeting or the transaction of business at the meeting; or (c) failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice, assuming the shareholder is present at the meeting at such time.

         1.6 QUORUM. Unless otherwise required by law, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a shareholders meeting. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Once a share is represented at a meeting, other than to object to the holding of the meeting or to the transaction of business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

         1.7 PROXIES. At all shareholders meetings a shareholder may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy shall be invalid after eleven months from the date of its execution.

         1.8 VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         1.9 MANNER OF ACTING. At a meeting at which a quorum is represented, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law or by the Articles of Incorporation. In the election of directors, the candidates receiving the highest number of votes shall be elected.

         1.10 CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if a written consent setting forth the action so taken is signed by all shareholders entitled to vote with respect to the subject matter thereof. Any such consent shall be inserted in the minute book with the same effect as if it were the minutes of a shareholders meeting.

         1.11 TELEPHONIC MEETINGS. The shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear each other. Subject to the notice requirements of Section 1.4 above, such a meeting shall be considered a duly held shareholders meeting, and participation by such means shall constitute presence in person at the meeting.

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                          ARTICLE 2. BOARD OF DIRECTORS

         2.1 GENERAL POWERS. All corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided by law or the Articles of Incorporation.

         2.2 NUMBER AND QUALIFICATION. The Board shall be composed of three directors, which number may be changed from time to time by an amendment to these Bylaws, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be shareholders of the corporation or residents of the State of Washington, but must have reached the age of majority.

         2.3 ELECTION AND TERM OF OFFICE. Directors shall be elected at each annual meeting of shareholders, to hold office until the next annual meeting of the shareholders and until their respective successors are elected and qualified.

         2.4 VACANCIES. Any vacancy occurring on the Board shall be filled either (a) by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board or (b) by the shareholders at an annual meeting or at a special meeting called for that purpose. A director elected to fill a vacancy due to death, resignation, or removal shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled for a term extending only until the next annual meeting of shareholders.

         2.5 REMOVAL. At a meeting of shareholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the shareholders in accordance with Section 1.9 of these Bylaws.

         2.6 REGULAR MEETINGS. A regular Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution, the Board may provide the time and place either within or without the State of Washington for holding additional regular meetings without other notice than such resolution, provided that notice of such resolution has been given to all directors at least two days prior to the date of the first such regular meeting.

         2.7 SPECIAL MEETINGS. Special Board meetings may be called by the President at his discretion or at the request of any one director. The President may fix any place either within or without the State of Washington as the place for holding any special Board meeting so called.

         2.8      NOTICE.

                  2.8.1 METHOD. Written or oral notice of each special Board meeting shall be delivered to each director at least two days before the meeting. Written notice may be transmitted by mail, private carrier, or personal delivery; by telegraph or teletype;

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or by telephone, wire, or wireless equipment which transmits a facsimile of the notice. Oral notice may be communicated in person or by telephone, wire, or wireless equipment which does not transmit a facsimile of the notice, and shall be effective when communicated.

                  2.8.2 EFFECTIVENESS. Written notice shall be deemed effective upon the earliest of:

                  (a) if transmitted by mail, five days after being deposited in the United States mail, correctly addressed, with first class postage prepaid;

                  (b) if transmitted by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, on the date shown on the return receipt;

                  (c) if transmitted by private carrier, upon the day delivery is guaranteed by the carrier;

                  (d) if transmitted by any other means, and if sent to the recipient's address, telephone number, or other number appearing on the records of the corporation, upon dispatch; or

                  (e)      upon receipt.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

         2.9 WAIVER OF NOTICE. A director may waive notice of a special meeting of the Board either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving notice. The waiver must be in writing, signed by the director and delivered to the corporation for inclusion in its corporate records. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

         2.10 QUORUM. Unless otherwise required by law, a majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a quorum is present, a majority of the directors present may adjourn the meeting from time to time without further notice.

         2.11 MANNER OF ACTING. The act of a majority of the directors present at a meeting shall be the act of the Board, provided that a quorum is present at the time the vote on such action is taken.

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         2.12     PRESUMPTION OF ASSENT. A director of the corporation present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

                  (a) the director objects at the beginning of the meeting, or promptly upon arrival, to holding it or transacting business at the meeting;

                  (b) the director's dissent or abstention from the action is entered in the minutes of the meeting; or

                  (c) the director delivers his or her written dissent or abstention to such action to the presiding officer of the meeting before the adjournment thereof or to the corporation within a reasonable time after the adjournment of the meeting.

A director who voted in favor of such action may not dissent or abstain.

         2.13 CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a written consent setting forth the action to be taken is signed by each of the directors. Any such written consent shall be inserted in the minute book with the same effect as if it were the minutes of a Board meeting.

         2.14 TELEPHONIC MEETINGS. Members of the Board or any committee appointed by the Board may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear each other. Subject to the notice requirements of Section 2.8 above, such a meeting shall be considered a duly held meeting of the Board or the committee, and participation by such means shall constitute presence in person at the meeting.

         2.15 COMPENSATION. By Board resolution, directors may be paid their expenses, if any, of attendance at each Board meeting, or a fixed sum for attendance at each Board meeting, or a stated salary as director, or any combination of the foregoing. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         2.16 COMMITTEES. The Board, by resolution adopted by a majority of the directors then holding office, may designate from among its members an executive committee or one or more other committees. Each such committee:

                  (a)      must have two or more members;

                  (b) must be governed by the same rules regarding meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements as apply to the Board; and

                  (c) to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority of the

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         Board, except that no such committee shall have the authority to: (1)
         authorize of approve distributions except according to a general formula or method prescribed by the Board; (2) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (3) fill vacancies on the Board or any committee thereof;
         (4) amend the Articles of Incorporation; (5) adopt, amend, or repeal the Bylaws; (6) approve a plan of merger not requiring shareholder approval; or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board.

                               ARTICLE 3. OFFICERS

         3.1 DESIGNATION. The officers of the corporation shall be a President/Chief Executive Officer, a Secretary, and a Treasurer/Chief Financial Officer, together with such Vice Presidents and/or Assistant Secretaries as the Board deems necessary, if any. The Board may elect or appoint such other officers and assistant officers as it deems necessary. Any two or more offices may be held by the same person.

         3.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting may conveniently be held. Each officer shall hold office until the next annual meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

         3.3 REMOVAL. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         3.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board for the unexpired portion of the term.

         3.5 PRESIDENT/CHIEF EXECUTIVE OFFICER. The President/Chief Executive Officer ("CEO") shall be the principal executive officer of the corporation and, subject to the Board's control, shall supervise and control all of the business and affairs of the corporation. When present, the President/CEO shall preside over all shareholders meetings and over all Board meetings. The President/CEO may sign on behalf of the corporation certificates for shares of the corporation, deeds, mortgages, bonds, contracts, notes, or other instruments that the Board has authorized to be executed, except when the execution thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or when such documents are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the President/CEO shall perform all duties incident to the office of

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President/CEO and such other duties as may be prescribed by the Board from time to time.

         3.6 VICE PRESIDENT. In the absence of the President/CEO or in the event of the President/CEO's death or inability or refusal to act, the Executive Vice President, if any, or any Vice President in the order designated by the Board, shall perform the duties of the President/CEO, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President/CEO. A Vice President may sign, with the Secretary, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned by the President/CEO or by the Board.

         3.7      SECRETARY. The Secretary shall:

                  (a) Prepare and keep the minutes of shareholders and Board meetings in one or more books provided for that purpose;

                  (b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

                  (c) Be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

                  (d) Authenticate records of the corporation when necessary or appropriate;

                  (e) Keep a register of the post office address of each shareholder as furnished to the Secretary by each shareholder;

                  (f) Sign with the President/CEO, or a Vice President, certificates for shares of the corporation, the issuance of which has been authorized by resolution of the Board;

                  (g) Have general charge of the stock transfer books of the corporation; and

                  (h) In general perform all duties as from time to time may be assigned by the President/CEO or by the Board.

         3.8 TREASURER/CHIEF FINANCIAL OFFICER. If required by the Board, the Treasurer/Chief Financial Officer ("CFO") shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine. The Treasurer/CFO shall:

                  (a) Have charge and custody of and be responsible for all funds and securities of the corporation;

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                  (b)      Receive and give receipts for monies due and payable
         to the corporation from any source whatsoever, and deposit such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these Bylaws; and

                  (c) In general perform all of the duties incident to the office of Treasurer/CFO and such other duties as from time to time may be assigned by the President/CEO or by the Board.

         3.9 SALARIES. The salaries of the officers shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

                                   ARTICLE 4.
                             CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

         4.1 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the President/CEO or the Vice President and by the Secretary and shall include thereon written notice of any restrictions which the Board may impose on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

         4.2 TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney in fact authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificates for such shares.

                                   ARTICLE 5.
                                BOOKS AND RECORDS

         5.1 MINUTES. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

         5.2 ACCOUNTING RECORDS AND FINANCIAL STATEMENTS. The corporation shall maintain appropriate accounting records. Not later than four (4) months

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after the close of each fiscal year, and in any event prior to the annual meeting of shareholders, the corporation shall prepare: (a) a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of the fiscal year, and (b) an income statement showing the results of its operations during the fiscal year. Such statements may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate. If financial statements are prepared for any purpose on the basis of generally accepted accounting principles, the annual statements pursuant to this paragraph must also be prepared, and disclose that they are prepared, on that basis. If financial statements are prepared only on a basis other than generally accepted accounting principles, they must be prepared, and disclose that they are prepared, on the same basis as other reports and statements prepared by the corporation for the use of others.

         5.3 STOCK RECORDS. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

         5.4 COPIES AT PRINCIPAL OFFICE. The corporation shall keep a copy of the following records at its principal office:

                  (a) The Articles or Restated Articles of Incorporation and all amendments currently in effect;

                  (b) The Bylaws or Restated Bylaws and all amendments currently in effect;

                  (c) The minutes of all shareholders meetings, and records of all actions taken by shareholders without a meeting, for the past three years;

                  (d) The financial statements required under Section 5.2 above, for the past three fiscal years;

                  (e) All written communications to shareholders generally within the past three years;

                  (f) A list of the names and business addresses of its current directors and officers; and

                  (g) Its most recent annual report delivered to the Secretary of State of Washington.

         5.5      RECORDS AVAILABLE TO SHAREHOLDERS.

                  5.5.1 FINANCIAL STATEMENTS. Upon written request, the corporation shall promptly mail to any shareholder a copy of the most recent balance sheet and income statement. If prepared for other purposes, the corporation shall furnish, upon

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written request, a statement of sources and applications of funds, and a statement of changes in shareholders' equity, for the most recent fiscal year.

                  5.5.2 SHAREHOLDER LIST. For a period beginning ten days prior to any shareholders meeting and continuing through the meeting, an alphabetical list of the names of all shareholders of the corporation entitled to notice of the meeting, with address and number of shares held, shall be made available for inspection by any shareholder during normal business hours at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held. Such shareholder list shall also be available at the meeting or any adjournment of the meeting.

                  5.5.3 AVAILABLE AT PRINCIPAL OFFICE. A shareholder of the corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation described in Section 5.4 above if the shareholder gives the corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy.

                  5.5.4    AVAILABLE AT OTHER LOCATIONS. Subject to Section
5.5.5 below, a shareholder of the corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation:

                  (a) Excerpts from minutes of any meeting of the Board, records of any action of a committee of the Board while exercising the authority of the Board, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board without a meeting, to the extent not subject to inspection under Section 5.5.3 above;

                  (b)      Accounting records of the corporation; and

                  (c)      The record of shareholders.

                  5.5.5 RESTRICTIONS ON SHAREHOLDER RIGHTS. The right to inspect and copy records under Section 5.5.4 above exists only if the shareholder gives the corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy, and if:

                  (a) The shareholder's demand is made in good faith and for a proper purpose;

                  (b) The shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect; and

                  (c) The requested records are directly connected with the shareholder's purpose.

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                                   ARTICLE 6.
                                   FISCAL YEAR

         The fiscal year of the corporation shall be the twelve month period ending on December 31 in each year.

                                   ARTICLE 7.
                                   AMENDMENTS

         These Bylaws may be amended or repealed, and new bylaws may be adopted, either

                  (a) by the shareholders at an annual or special meeting, provided that notice of the meeting includes a description of the proposed change to the Bylaws; or

                  (b) by the Board, except to the extent such power is reserved to the shareholders by law or by the Articles of Incorporation, or unless the shareholders, in amending or repealing a particular bylaw, provide expressly that the Board may not amend or repeal that bylaw.

                                   ARTICLE 8.
                                 RULES OF ORDER

         All meetings of the shareholders and directors shall be conducted in the manner determined by the person acting as chairman of the meeting, to the extent not inconsistent with the Articles of Incorporation, Bylaws, or special rules of order of the corporation.

                                    o o o o o

                             CERTIFICATE OF ADOPTION

         The undersigned, being the Secretary of Evergreen Mobile Company, hereby certifies that the foregoing is a true and correct copy of the Restated Bylaws adopted by resolution of the Board of Directors of the corporation on April 21, 1999.


                                        /s/ John B. Ross
                                        ---------------------------------------
                                        JOHN B. ROSS, Secretary



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